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                                   EXHIBIT 10


                            [CATERPILLAR LETTERHEAD]

March 5, 1998

Mr. David Grossman
Bayfront Ventures
1002 Shadyside Lane
Weston, FL 33327

Dear Mr. Grossman:

This letter represents the Commitment of Caterpillar Financial Services Corporation to finance your purchase of the P/V "Miami Princess", a 2OO' vessel to be used for offshore gaming. The Vessel must be exclusively powered by new Caterpillar engine package(s) consisting of 2 x 3412 propulsion engines; 2 x 3412 and I x 3208 generator sets; and I x 3116 bow thruster purchased from a Caterpillar dealer approved by Lender. This commitment is subject to satisfaction of the general terms and conditions outlined in this letter, together with any other conditions required by Lender in its sole discretion.

A.   PARTIES TO THE TRANSACTION

BORROWER:         Bayfront Ventures, a Florida partnership.

LENDER: Caterpillar Financial Services Corporation, a Delaware corporation.

GUARANTOR(S):     Bruce and Deanna Lien, Individuals David and Patricia
                  Grossman, an Individuals Michael and Deborah L. Hlavsa, an
                  Individuals Concorde Gaming Corporation

SHIPBUILDER:      Keith Marine


B.   PROPOSED STRUCTURE OF THE TRANSACTION

1. FINANCED AMOUNT: $5,200,000, but not to exceed the lessor of seventy percent (70%) of the total Vessel purchase price or estimated fair market value at the time of delivery and acceptance, to be determined by a marine surveyor approved by Lender.



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2.   REPAYMENT: The loan shall be evidenced by a promissory note in the principal amount equal TO the Financed Amount, which shall be paid in installments of principal plus accrued interest on the principal amount outstanding from time to time. Interest shall begin to accrue from the promissory note date. The repayment structure shall be as follows:

- Principal amount to be paid in fifty-nine (59) equal payments each calculated on a ninety-six (96) month amortization, along with accrued interest due on such principal amount, with a final balloon payment equal to then outstanding principle and interest at maturity. The Maturity date of the promissory note shall be fifty-nine (59) months from the date of the first advance.

3. INTEREST RATE: The interest rate shall be at a fixed per annum rate equal to the five year U.S. Treasury Note Rate plus 4% (400 basis points). The
U. S. Treasury Note Rate will be determined by Lender based on the Reuters Daily Closing - U.S. Treasury Bid Yield Screen (RTRTSY5), as quoted for new issues, ten business days prior to the funding date upon which the fixed rate shall be effective.

         For example, on February 13th, the 5-year Treasury Note Rate was 6.0314%, which after adding 400 basis points would result in a rate of 10.0314% if the loan funded today, and this rate would be effective for the entire period of the loan.

4. PREPAYMENT: Borrower may prepay the balance due under the promissory note in its entirety and at any time beginning thirteen (13) months after the promissory note date, provided that: (I) Borrower gives advance written notice of thirty (30) days, (ii) the prepayment occurs on a scheduled installment due date, and (iii), in the event a fixed rate of interest is in effect, Borrower pays a prepayment fee equal to the greater of (a) one percent (I%) of the loan balance multiplied by the number of years remaining until Maturity of the loan, or (b) the actual costs incurred by Lender in terminating the loan before the scheduled Maturity date.

5. FEES: Lender's Commitment to finance is contingent on acceptance of the Commitment by Borrower, and receipt by Lender of a non-refundable $26,000.00 fee equal to 1/2% of the Financed Amount.

6. COLLATERAL: The primary security and collateral to be granted to Lender by Borrower in consideration of the loan provided includes the following:

               1st Preferred Ship Mortgage on the vessel "Miami Princess".

               1st Priority security interest in the vessel's gear, equipment and property excluding gaming equipment.

               Assignment of insurance in form and content satisfactory to Lender.

               Executed loan and security documents in form and content satisfactory to Lender.


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C.   GENERAL CONDITIONS:

FINANCIAL REPORTING: Borrower and Guarantor shall provide Lender with financial statements, tax returns, and other financial information which may be reasonable requested by Lender.

FINANCIAL COVENANTS: Borrower agrees to maintain a minimum net worth of at least $2.0 million at all times and not exceed a debt:equity ration of 6:1. Disbursements to partners can only be made once the Debtor has reached a net worth of $4.5 million and thereafter agrees to maintain a minimum net worth of $4.5 million. Corporate guarantor, Concorde Gaming Corporation, agrees to maintain a minimum net worth of $2.0 million and not exceed a debt:equity ratio of 4: 1. Personal guarantors, for 70% of the loan amount, Bruce and Deanna Lien agree to maintain a minimum net worth of $1.0 million. All intercompany debt is to be subordinated to Lender.

TAXES/DUTIES: Borrower shall pay all fees, taxes, and duties, including sales or use tax, that may become due or payable as a result of this transaction, and shall , upon request, evidence satisfactory to Lender that payment of such required amounts has been made.

DEFAULT INTEREST: In the event any amount of principal or interest is not paid when due, Borrower shall pay on demand, interest on the past due amount at a rate equal to the rate in effect under the promissory note, plus nine percent (9%) per annum

INSURANCE: The following summarizes minimum requirements of Lender related to insurance of the vessel(s) which comprise security and collateral under this transaction.

     o Underwriters must have a maintain a Best Rating (or equivalent) of B+, 10 or better.

     o Hull & Machinery - Equal to higher of market value of vessel or loan balance.

     o         Breach of Warranty - Equal to the outstanding loan balance.

     o         P & I - Minimum per occurrence coverage $ 1,000,000.

     o Lender to be added as additional assured and sole loss payee, as requested by Lender.

VESSEL REGISTRY: The vessel shall be documented and maintain registry under the laws of the United States of America.

OWNERSHIP AND CHARTER: There shall be no change in the ownership of the vessel during the term of the loan without prior written consent of Lender. Borrower agrees not to charter or lease the vessel other than to an entity which is specified and described in the loan documents, without prior written consent of Lender.

EXPENSES: Costs and expenses which may be incurred by Lender in connection with preparation, execution and enforcement of the loan and security documents, including reasonable fees and out-of-pocket expenses incurred if outside counsel for Lender is consulted, fees of marine surveyors, and other actual fees and expenses, are all for the account of the Borrower.




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APPLICABLE LAW AND JURISDICTION: This transaction and Commitment will be governed by and construed under the laws of the State of Tennessee, or at the option of Lender, under other applicable law which may include the laws of the State or jurisdiction in which the Borrower is domiciled, or in which the vessel or other security is located.

CONDITIONS TO FUNDING AND DISBURSEMENT: Prior to any funding or disbursement under this Commitment, specific loan documents are required to be received, and/or executed by Borrower and Guarantor, all in form and substance satisfactory to Lender. A summary of the minimum items to be received by Lender prior to funding is attached at EXHIBIT A.

D.   UTILIZATION:

All disbursements are to be completed by October 31, 1998; thereafter, Lender shall have no further obligation to advance funds under this Commitment.

E.   CHANGE IN INFORMATION:

This Commitment may be rescinded by Lender if information becomes available to Lender which if known at the time the Commitment was given would have negatively influenced its credit decision. This information includes discovery by Lender that information received from Borrower or Guarantor was false, or that relevant information of material nature was known but not provided by Borrower or Guarantor, or information becomes available to Lender documenting a material adverse change in the financial condition of Borrower or Guarantor which impairs the ability of Borrower or Guarantor to perform under the terms of this Commitment and any loan made by Lender.

F.   AVAILABILITY DATE:

This Commitment is issued on behalf of the Marine Division of Caterpillar Financial. If you are in agreement with the terms and conditions outlined herein, the commitment shall become binding upon receipt of the required fees and return of this letter signed by the Borrower and Guarantors acknowledging agreement, and the signature of an authorized representative from Caterpillar Financial in Nashville. If we have not received either your signed acknowledgment or specified fees before March 20, 1998, this commitment letter is subject to cancellation by Lender.

This letter should not be construed as an unconditional binding commitment to finance the Vessel. The commitment of Lender is subject to the conditions specified above and those included in the final loan documents. Completed loan documents remain conditions to financing and will take precedent over the terms and conditions outlined in this letter.


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We are pleased to offer this financing commitment, and look forward to completing the proposed transaction as soon as practical.

Sincerely,



Julio Santana
International Accounts Manager

FOR BORROWER:                              FOR GUARANTOR:

Agreed to and accepted this                Agreed to and accepted this
9th day of March, 1998                     6th day of March, 1998

Name (sign): /s/ Jerry L. Baum             Name (sign): /s/ Bruce H. Lien
            -------------------                        ----------------------

Name (print): Jerry L. Baum                Name (print): Bruce H. Lien
             ------------------                         ---------------------
                                                         Bruce Lien

FOR GUARANTOR:                             FOR GUARANTOR:
Agreed to and accepted this                Agreed to and accepted this
6th day of March, 1998                     8th day of March, 1998

Name (sign): /s/ Deanna B. Lien            Name (sign): /s/ David Grossman
            -------------------                        ----------------------

Name (print): Deanna B. Lien               Name (print): David Grossman
             ------------------                         ---------------------
             Deanna Lien                                David Grossman



FOR GUARANTOR:                              FOR GUARANTOR:

Agreed to and accepted this                Agreed to and accepted this
8th day of March, 1998                     5th day of March, 1998


Name (sign): /s/ Patricia Grossman         Name (sign): /s/ Michael Hlavsa
            ----------------------                     ----------------------

Name (print): Patricia Grossman            Name (print): Michael Hlavsa
             ---------------------                      ---------------------
             Patricia Grossman                          Michael Hlavsa


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FOR GUARANTOR:                             FOR GUARANTOR:

Agreed to and accepted this                Agreed to and accepted this
5th day of March, 1998                     9th day of March, 1998

Name (sign): /s/ Deborah L. Hlavsa         Name  (sign): /s/ Jerry L. Baum
            ----------------------                     ----------------------

Name (print): Deborah L. Hlavsa            Name  (print): Jerry L. Baum
             ---------------------                      ---------------------
             Deborah L. Hlavsa
                                           Title: President/CEO
                                                 ----------------------------
                                                 Concorde Gaming Corporation

Authorized acknowledgment by Caterpillar Financial Services Corporation in Nashville, Tennessee on the 10th day of March, 1998


By: /s/ William K. Luetzow              Title: Manager/Marine Division
   --------------------------------           -------------------------------




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                                    EXHIBIT A

                 GENERAL CONDITIONS TO FUNDING AND DISBURSEMENT

Prior to any funding or disbursement under the terms of any loan documents and promissory note, the following items must be received by Lender, executed where necessary, in form and substance satisfactory to Lender in its sole discretion.

     1. Commitment Letter dated March 5, 1998 signed by Borrower, Guarantor and authorized representative of Lender.

     2. Copy of executed purchase and sales agreement or ship construction contract from Shipbuilder which evidences total sales price of the vessel.

     3. Executed and recorded (as necessary) loan and security documents, which may include a loan agreement, promissory note, preferred ships mortgage, guarantees, opinion of counsel charter assignments, and other loan and security documents reasonably required by Lender.

     4. Executed personal guarantees from Bruce Lien, Deanna Lien, David Grossman, Patricia Grossman, Michael Hlavsa, and Deborah L. Hlavsa.

     5.        Executed corporate guarantee from Concorde Gaming Corporation.

     6. Resolutions, bylaws, organizational documents, certificates, opinions, and other instruments and documents deemed applicable by Lender to evidence the authority of Borrower to enter into the transaction and to confirm the enforceability of the Loan Documents and Guarantees.

     7. Evidence that the vessel offered as security to Lender is free and clear of all liens and encumbrances other than the mortgage granted to Lender.

     8. Evidence of insurance specifying policies, amount of coverage, and names of underwriters. Evidence also to be provided naming Lender as additional assured and loss payee in accordance with Lender's request.

     9.        Evidence that the 1st preferred ships mortgage has been filed.

     10. Evidence that all necessary permits to operate the vessel have been obtained from the appropriate regulatory agencies.

     11. Completed marine survey including an estimated fair market value of the vessel of not less than $6,880,000.

Please note that while we have made every effort to ascertain the documentation that win be required to fulfill Lender's requirements for funding, documents in addition to the ones contained herein may be required.